UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 1, 2006

Nutra Pharma Corp.
(Exact name of registrant as specified in charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3473 High Ridge Road, Boynton Beach, Florida 33426
(Address of principal executive offices, including zip code)

(954) 509-0911
(Registrant’s telephone number, including area code)

1829 Corporate Drive, Boynton Beach, Florida 33426
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 1.02  Termination of a Material Definitive Agreement

Background
On June 1, 2005, Nutra Pharma Corp. (hereafter referred to as “we” or “us”), Doherty and Company, LLC (“Doherty & Company”), and Michael Doherty (“Doherty”) (the foregoing are collectively hereafter referred to as the “Doherty Entities”) entered into the following agreements: (a) “Letter Agreement” by and between us and the Doherty Entities whereby Doherty was appointed as our Executive Chairman and which granted Doherty & Company thirteen million six hundred thousand (13,600,000) options to purchase our common stock (“the 13,600,000 Options”); (b) an agreement titled “Option to Purchase” by and between us and Doherty & Company; (c) a Financing Agent Agreement between us and Doherty whereby Doherty was appointed as our Financing Agent; and (d) an Indemnification Agreement between the Doherty Entities and us (the agreements described under (a) - (d) are hereafter referred to collectively as the “the Doherty Agreements”). Other material terms pertaining to the Doherty Agreements may be reviewed in our Form 8-K filed with the Securities and Exchange Commission on June 1, 2005 and the Doherty Agreements that were attached as exhibits to that 8K.

Termination of Agreement
On April 1, 2006, the Doherty Entities and we completed a Termination Agreement whereby the employment and/or contractual relationship established by the Doherty Agreements was terminated and ceased as of the execution of the Termination Agreement. The Termination Agreement specifically provides that:

a)	Doherty resigns from any and all positions that Doherty held as a result of the Letter Agreement, including his position as our Executive Chairman, Chairman of the Board, and/or any other positions;

b)
Doherty & Company forfeits and releases all claims and rights of ownership to the 13,600,000 Options, represents that no portion of these options was promised, assigned, sold, pledged or transferred to any third party, and requests cancellation of such options;

c)	Doherty & Company tenders its resignation from any and all positions that it held with us as a result of the Financing Agreement, including but not limited to agent and investment banker;

d)
In consideration for entering into the Termination Agreement, we grant to Doherty & Company options to purchase two million (2,000,000) shares of our common stock, in full accord and satisfaction or any obligations, claims, sums, amounts, and/or disputes that we may have with the Doherty Entities; and

e)
For a period of six (6) months from the date of the execution of the Termination Agreement, we will indemnify the Doherty Entities from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, closing costs, and expenses resulting from the services provided by the Doherty Entities in accordance with the Doherty Agreements.

Item 3.02  Unregistered Sales of Equity Securities

The disclosure provided above in Items 1.01 and 1.02 is hereby incorporated by reference into this Item 3.02 with respect to the issuance to Doherty & Company of five year options to purchase 2,000,000 shares of our common stock. The exercise price for each share of common stock covered by the options is $0.27 per share and the 2,000,000 options may be exercised until expiration for all or any part thereof. The options were issued to an accredited investor in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2006, our Board of Directors unanimously approved the reappointment of Rik Deitsch as our Chairman of the Board.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.17	Termination Agreement dated April 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRA PHARMA CORP.

Date: April 7, 2006	/s/ Rik J. Deitsch
Rik J. Deitsch
President, Chief Executive Officer